As filed with the Securities and Exchange Commission on January 6, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AGENUS INC.

(Exact name of Registrant as specified in its charter)

Delaware	06-1562417
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3 Forbes Road

Lexington, MA 02421

(781) 674-4400

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Garo H. Armen

Chief Executive Officer and Chairman of the Board

Agenus Inc.

3 Forbes Road

Lexington, MA 02421

(781) 674-4400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Arthur McGivern

Goodwin Procter LLP

Exchange Place

Boston, MA 02109

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	300,000	$4.635	$1,390,500	$140.03

(1)	The Registrant is hereby registering for resale from time to time by the selling stockholders up to 300,000 shares of its common stock that were initially issued pursuant to that certain Revenue Interest Assignment and Termination Agreement, dated September 4, 2015, by and among the Registrant and the parties named therein. Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers such additional number of shares of common stock that may be issued as a result of stock splits, stock dividends or similar transactions.
(2)	Estimated solely for purposes of determining the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average high and low prices per share of the common stock as reported on the Nasdaq Capital Market on December 31, 2015.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

The information contained in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities, and the selling stockholders named in this prospectus are not soliciting offers to buy these securities in any jurisdiction where the offer for sale is not permitted.

Subject To Completion, Dated January 6, 2016

PROSPECTUS

300,000 SHARES OF COMMON STOCK

This prospectus relates to the disposition from time to time of up to 300,000 shares of our common stock, which are held by the selling stockholders named in this prospectus. We issued the common stock to the selling stockholder pursuant to a Revenue Interest Assignment and Termination Agreement, dated September 4, 2015.

The selling stockholders may resell or dispose of the shares of our common stock, or interests therein, at fixed prices, at prevailing market prices at the time of sale or at prices negotiated with purchasers, to or through underwriters, broker-dealers, agents, or through any other means described in this prospectus under “Plan of Distribution.” The selling stockholders will bear all commissions and discounts, if any, attributable to the sale or disposition of the shares, or interests therein. We will bear all costs, expenses and fees in connection with the registration of the shares. We will not receive any of the proceeds from the sale of these shares of our common stock by the selling stockholders. We provide more information about how the selling stockholders may sell their shares of common stock in the section entitled “Plan of Distribution” beginning on page 10 of this prospectus.

Our common stock is listed on The NASDAQ Capital Market and trades under the symbol “AGEN.” On December 31, 2015, the last sale price of our common stock as reported on the NASDAQ Capital Market was $4.54 per share. You are urged to obtain current market quotations for our common stock.

Investing in our securities involves risks. See “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission, nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2016.

You should read this prospectus, including all documents incorporated herein by reference, together with additional information described under “Where You Can Find More Information.”

You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information.”

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The selling stockholders may offer to sell, and seek offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

PROSPECTUS SUMMARY

The following is a summary of selected information contained elsewhere or incorporated by reference in this prospectus. It does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus carefully, especially the section entitled “Risk Factors” and the consolidated financial statements and the notes to the consolidated financial statements incorporated in this prospectus by reference. As used in this prospectus, “Agenus,” the “Company,” “we,” “us,” and “our” refer to Agenus Inc. and its consolidated subsidiaries.

Agenus Inc.

Our Business

We are an immunology company discovering and developing novel checkpoint modulators, vaccines and adjuvants to treat cancer and other diseases. Our approaches are driven by three platform technologies:

•	our antibody discovery platforms, including our proprietary Retrocyte Display and SECANT yeast display, our phage display technologies, and our antibody programs, including checkpoint modulators, or CPMs;

•	our heat shock protein (HSP)-based vaccines; and

•	our saponin-based vaccine adjuvants, principally our QS-21 Stimulon adjuvant, or QS-21 Stimulon.

We have a portfolio of programs in pre-clinical and clinical stages, including a series of CPMs in investigational new drug (IND)-enabling studies, a HSP-based autologous vaccine candidate for glioblastoma multiforme, or GBM, a form of brain cancer, and a number of advanced QS-21 Stimulon-containing vaccine candidates in late stage development by our partner, GlaxoSmithKline (GSK).

For the treatment of cancer, our programs aim to stimulate the immune system to recognize and eradicate cancer cells and disable the mechanisms that cancer cells employ to evade detection and destruction by the immune system. Because of the breadth of our portfolio, we have the ability to combine our proprietary vaccines with a portfolio of checkpoint modulating antibodies against major checkpoint targets to explore and optimize cancer treatments. Our strategy is to develop these agents either alone or in combinations to yield best-in-class treatments. We assess the development, commercialization and/or partnering strategies with respect to each of our internal product candidates periodically based on several factors, including clinical trial results, competitive positioning and funding requirements and resources.

Agenus’ core technologies include Retrocyte Display, a powerful proprietary platform designed to effectively discover and optimize novel, fully human and humanized monoclonal antibodies against antigens of interest. Our Retrocyte Display technology is applied to the discovery and development of antibodies, including those targeting significant checkpoint targets. Agenus and its partners currently have pre-clinical programs targeting GITR, OX40, CTLA-4, LAG-3, TIM-3, PD-1, CEACAM1 and other undisclosed check-point programs. In April 2015, we expanded our antibody discovery platform through the acquisition of key antibody assets from Celexion, LLC (Celexion). Among the acquired assets was the SECANT yeast display platform for the generation of novel monoclonal antibodies and efficient integration of drug targets such as CPMs.

On January 9, 2015 and effective February 19, 2015, Agenus entered into a broad, global alliance with Incyte Corporation, or Incyte, to pursue the discovery and development of CPMs, initially targeting GITR, OX40, TIM-3 and LAG-3, and potentially other antibodies for the treatment of patients with cancer. In November 2015, Agenus and Incyte expanded the collaboration to include three additional undisclosed checkpoint targets. Agenus also began collaborating with Merck Sharp & Dohme Corp in April 2014 to discover antibodies against two undisclosed checkpoint targets. We expect to initiate clinical trials with the first of our CPM antibody candidates in 2016.

We have also been advancing a series of HSP-based vaccines to treat cancer and infectious disease. In June 2015, at the American Society of Clinical Oncology (ASCO) meeting, we reported positive results from a Phase 2 clinical trial with our Prophage vaccine, which showed that patients with newly-diagnosed GBM who were treated with a combination of our Prophage vaccine and standard of care showed substantial improvement both in progression-free survival and median overall survival, as compared to historical control data. The most significant clinical improvements were seen in patients with less elevated PD-L1 expression in peripheral blood monocytes. These observations suggested that while some patients may derive the greatest benefit from standard of care and the Prophage vaccine alone, patients with more elevated PD-L1 expression on peripheral monocytes may benefit from a combination of Prophage in addition to checkpoint modulators PD-1 or PD-L1. We are currently exploring advancing our Prophage vaccine into well-controlled randomized trials designed to study Prophage versus the standard of care. In addition, efforts are currently underway to conduct adequately controlled and randomized combination studies using Prophage while we simultaneously explore partnership opportunities to license Prophage. In 2014, we also reported positive results from a Phase 2 clinical trial with our HerpV vaccine candidate for genital herpes, and while we do not expect to advance into a Phase 3 clinical trial for genital herpes, we are currently in the process of evaluating the broader application of our HSP peptide-based vaccines.

The Company’s QS-21 Stimulon adjuvant is a key component in several of GSK’s pre-clinical and clinical stage vaccine programs, which target prophylactic or therapeutic impact in a variety of infectious diseases and cancer. In December 2014, GSK reported that its Phase 3 clinical trial with shingles vaccine candidate, HZ/su, using our QS-21 Stimulon adjuvant, met its primary endpoint, reducing the risk of shingles by 97.2% in adults aged 50 years and older compared to placebo. GSK also reported positive Phase 3 clinical trial results in October 2013 for its malaria vaccine candidate using QS-21 Stimulon, Mosquirix™ (RTS,S), which received a positive opinion from the Committee for Medicinal Products for Human Use of the European Medicines Agency in July 2015. In September 2015, we monetized a portion of the future royalties we are contractually entitled to receive from GSK from sales of its shingles and malaria vaccines through a Note Purchase Agreement and received net proceeds of approximately $98.2 million. QS-21 Stimulon is also the subject of an out-license agreement with Janssen Sciences Ireland Uc for use in a vaccine for Alzheimer’s disease.

In addition to our internal development efforts, we continue to pursue collaboration, out-licensing and/or partnering opportunities for our portfolio programs and product candidates, as well as explore in-licensing, acquisitions and collaboration arrangements in areas of synergy with our existing programs. Our business activities have included product research and development, intellectual property prosecution, manufacturing, regulatory and clinical affairs, corporate finance and development activities, and support of our collaborations.

To date, we have financed our operations primarily through the sale of equity and debt securities. We believe that, based on our current plans and activities, our working capital resources at September 30, 2015 will be sufficient to satisfy our liquidity requirements through 2017. We may attempt to raise additional funds by: (1) pursuing collaboration, out-licensing and/or partnering opportunities for our portfolio programs and product candidates with one or more third parties, (2) renegotiating third party agreements, (3) selling assets, (4) securing additional debt financing and/or (5) selling equity securities. Satisfying long-term liquidity needs may require the successful commercialization and/or substantial out-licensing or partnering arrangements for our antibody discovery platforms, CPM antibody programs, HSP-based vaccines, and vaccines containing QS-21 Stimulon under development by our licensees. Our long term success will also be dependent on the successful identification, development and commercialization of potential other product candidates, each of which will require additional capital with no certainty of timing or probability of success. If we incur operating losses for longer than we expect and/or we are unable to raise additional capital, we may become insolvent and be unable to continue our operations.

Corporate Information

Our principal executive office is located at 3 Forbes Road, Lexington, MA 02421, and our telephone number is (781) 674-4400. Our Internet website address is www.agenusbio.com. The contents of our website are not part of, or incorporated into, this prospectus.

Oncophage®, Stimulon®, Retrocyte Display™ and SECANT® are trademarks of Agenus Inc. and its subsidiaries. All rights reserved.

The Offering

Common Stock offered by the selling stockholders	300,000 shares

Use of Proceeds	We will not receive any proceeds from the sale of shares in this offering

Risk Factors	An investment in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 4 for a discussion of certain factors investment in our stock that certain factors that you should consider before making an investment in out stock.

Nasdaq Capital Market Symbol	AGEN

RISK FACTORS

Investing in our securities involves a high degree of risk. Before purchasing our securities, you should carefully consider the risks and uncertainties set forth under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, filed with the Securities and Exchange Commission on November 4, 2015, which is incorporated by reference in this prospectus, as well as any updates thereto contained in subsequent filings with the Securities and Exchange Commission or any applicable prospectus supplement or free writing prospectus. In addition, the following supplements and amends the risk factors set forth under Part II, Item 1A “Risk Factors” of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose all or part of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.

Changes in our manufacturing strategies, manufacturing problems, or increased demand may cause delays, unanticipated costs, or loss of revenue streams within or across our programs.

Our CPM antibody programs, including those partnered with Incyte, will require substantial manufacturing development and investment to progress. We are currently progressing a portfolio of CPM antibody programs that are at different stages of IND-enabling development from early pre-clinical to cGMP manufacture. If these development-stage efforts are delayed or do not produce the desired outcomes, this will cause delays in development timelines and increased costs, which may cause us to limit the size and scope of our efforts and studies. We currently rely on contract manufacturing organizations (CMOs) and contract research organizations (CROs), to support our CPM antibody programs. Our dependence on external CMOs for the manufacture of our antibodies results in intrinsic risks to our performance, timelines, and costs of our accelerated development plans. Although we recently secured our own manufacturing cap abilities with the purchase of a manufacturing pilot plant from XOMA Corporation, we only expect this facility to provide us with antibody supply requirements through clinical proof-of-concept studies and not for larger, registrational studies or any commercial supply requirements. Furthermore, we are still using CMOs for some of our existing requirements. We may also need to develop or secure later phase and/or commercial manufacturing capabilities, all of which would cause us to incur additional costs and risk, and which could divert resources away from our CPM antibody programs and/or lead to delays in the development of our product candidate. In the event that our CPM antibody programs require progressively larger production capabilities, our options for qualified CMOs may become more limited.

We currently manufacture our Prophage vaccines in our Lexington, MA facility. Manufacturing of the Prophage vaccines is complex, and various factors could cause delays or an inability to supply the vaccine. Deviations in the processes controlling manufacture could result in production failures. Furthermore, we have limited financial, personnel, and manufacturing resources and there is no assurance that we will be able to allocate resources necessary for the continued manufacturing of Prophage vaccines in light of competing corporate priorities. In addition, regulatory bodies may require us to make our manufacturing facility a single product facility. In such an instance, we would no longer have the ability to manufacture Prophage vaccines in addition to other product candidates in our current facility.

We have given our corporate QS-21 Stimulon licensees, GSK and Janssen Sciences Ireland Uc, manufacturing rights for QS-21 Stimulon for use in their product programs. If GSK or its third party CMO encounters problems with QS-21 Stimulon manufacturing, any of their programs containing QS-21 Stimulon could be delayed or terminated, and this could have an adverse effect on our potential license fees, milestone payments and royalties that we may otherwise receive from these programs and use to satisfy our obligations under the Note Purchase Agreement. We have retained the right to manufacture QS-21 for ourselves and third parties, although no other such programs are anticipated to bring us substantial revenues in the near future, if ever.

Our ability to efficiently manufacture our products is contingent upon a CMO’s ability to ramp up production in a timely manner without the benefit of years of experience and familiarity with the processes, which we may not be able to adequately transfer. We currently rely upon and expect to continue to rely upon third parties, potentially including our collaborators or licensees, to produce materials required to support our product candidates, pre-clinical studies, clinical trials, and any future commercial efforts. A number of factors could cause production interruptions at either our manufacturing facility or the facilities of our CMOs or suppliers, including equipment malfunctions, labor or employment retention problems, natural disasters, power outages, terrorist activities, or disruptions in the operations of our suppliers. Alternatively, there is the possibility we may have excess manufacturing capacity if product candidates do not progress as planned.

As mentioned above, reliance on third-party manufacturers entails risks to which we would not be subject if we manufactured products ourselves, including reliance on the third party for regulatory compliance, the possibility of breach of the manufacturing agreement by the third party because of factors beyond our control, and the possibility of termination or non-renewal of the agreement by the third party, based on its own business priorities, at a time that is costly or inconvenient for us.

Biopharmaceutical manufacturing is also subject to extensive government regulation. Components of a finished therapeutic product approved for commercial sale or used in late-stage clinical trials must be manufactured in accordance with cGMP. These regulations govern manufacturing processes and procedures (including record keeping) and the implementation and operation of quality systems to control and assure the quality of investigational products and products approved for sale. Our facilities and quality systems and the facilities and quality systems of some or all of our third party contractors must pass a pre-approval inspection for compliance with the applicable regulations as a condition of regulatory approval of a product candidate. In addition, facilities are subject to ongoing inspections, and minor changes in manufacturing processes may require additional regulatory approvals, either of which could cause us to incur significant additional costs and lose revenue.

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and any information incorporated by reference into this prospectus or prospectus supplement may contain certain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. You can identify these forward-looking statements by the fact they use words such as “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will,” “potential,” “opportunity,” “future” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes to differ materially from current expectations. These statements are likely to relate to, among other things, our business strategy, our research and development, our product development efforts, our ability to commercialize our product candidates, the activities of our licensees, our prospects for initiating partnerships or collaborations, the timing of the introduction of products, the effect of new accounting pronouncements, uncertainty regarding our future operating results and our profitability, anticipated sources of funds as well as our plans, objectives, expectations and intentions.

Although we believe we have been prudent in our plans and assumptions, no assurance can be given that any goal or plan set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. We undertake no obligation to release publicly any revisions to forward-looking statements as a result of new information, future events or otherwise.

DESCRIPTION OF CAPITAL STOCK

Agenus is authorized to issue up to 140,000,000 shares of common stock, par value $0.01 per share, with 86,390,052 issued and outstanding as of December 31, 2015. Agenus is also authorized to issue up to 5,000,000 shares of preferred stock, par value $0.01 per share, with 31,620 shares of Series A-1 convertible preferred stock issued and outstanding as of December 31, 2015.

The material terms and provisions of our common stock, our preferred stock and each other class of our securities that qualifies or limits our common stock, are described in our Registration Statement on Form 8-A filed January 24, 2000, which is incorporated by reference in this prospectus. For the complete terms of our common stock, preferred stock and preferred stock purchase rights, please refer to our certificate of incorporation and by-laws that we have filed with the Securities and Exchange Commission. The terms of these securities may also be affected by the General Corporation Law of the State of Delaware.

USE OF PROCEEDS

We are registering these shares pursuant to registration rights granted to the selling stockholders. We are not selling any securities under this prospectus and will not receive any proceeds from the sale or other disposition of the shares covered hereby. We have agreed to pay all costs, expenses and fees relating to registering the shares of our common stock referenced in this prospectus. The selling stockholders will pay any brokerage commissions and/or similar charges incurred in connection with the sale or other disposition by them of the shares covered hereby.

SELLING STOCKHOLDERS

We have prepared this prospectus to allow the selling stockholders or their pledgees, donees, transferees or other successors in interest, to sell or otherwise dispose of, from time to time, up to 300,000 shares of our common stock.

On September 4, 2015, we and Antigenics LLC, our wholly-owned subsidiary, entered into a Revenue Interest Assignment and Termination Agreement (the “Assignment and Termination Agreement”), with Ingalls & Snyder Value Partners, L.P. and Arthur Koenig, which we refer to collectively as the Ingalls Parties. We and Antigenics had previously entered into a Revenue Interest Assignment Agreement with the Ingalls Parties on April 15, 2013 (the “Original Ingalls Agreement”), pursuant to which we and Antigenics sold certain of our royalty rights to the Ingalls Parties. Pursuant to the Assignment and Termination Agreement, we terminated the Original Ingalls Agreement and repurchased our royalty rights from the Ingalls Parties in exchange for (i) $20.0 million in cash and (ii) the issuance of 300,000 shares of our common stock to the Ingalls Parties. The closing under the Assignment and Termination Agreement took place on September 8, 2015.

Pursuant to the Assignment and Termination Agreement, we agreed to file a Registration Statement on Form S-3 within 120 days of the closing of the Assignment and Termination Agreement to provide for the resale of the issued shares. This prospectus is a part of the Registration Statement filed in satisfaction of that obligation.

The issuance of the shares of our common stock in connection with the Assignment and Termination Agreement was not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act, and Rule 506 of Regulation D promulgated thereunder, because the transaction did not involve any public offering.

The table below, including the footnotes, presents information regarding the selling stockholders and the shares of common stock that the selling stockholders may offer and sell from time to time under this prospectus. Other than as discussed above, neither the selling stockholders nor any of their affiliates, officers, directors or principal equity holders has held any position or office or had any other material relationship with us or our affiliates within the past three years.

This table is prepared based on information supplied to us by the selling stockholders, and reflects holdings as of December 31, 2015. As used in this prospectus, the term “selling stockholder” includes the entity and individual set forth below and any donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling stockholders as a gift, pledge, or other non-sale related transfer. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Securities and Exchange Commission (the “SEC”) under the Exchange Act of 1934, as amended (the “Exchange Act”), and includes shares of common stock with respect to which each selling stockholder has voting and investment power.

The number of shares in the column “Maximum Number of Shares of Common Stock that may be Offered Pursuant to this Prospectus” represents all of the shares of common stock that the selling stockholders may offer under this prospectus. The fourth column assumes the sale of all the shares offered by the selling stockholders pursuant to this prospectus. However, because the selling stockholders may sell all or some of their shares under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of any sales. The selling stockholders may sell some, all or none of their shares in this offering. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of the shares.

	Beneficial Ownership of Common Stock Prior to the Offering		Maximum Number of Shares of Common Stock that May Be Offered Pursuant to This Prospectus	Beneficial Ownership of Common Stock After the Offering
Name of Selling Stockholder	Number of Shares	Percent of Class (%)		Number of Shares(1)	Percent of Class (%)
Ingalls & Snyder Value Partners, L.P.(1)	240,000	*	240,000	0	*
Arthur Koenig	60,000	*	60,000	0	*

*	Less than one percent.
(1)	Ingalls & Snyder Value Partners, L.P. (“ISVP”) is a New York state limited partnership. The partnership is managed by Ingalls & Snyder LLC, a registered investment advisor and broker dealer under an investment advisory contract. The General Partners of ISVP are Thomas O. Boucher, Jr., Robert L Gipson and Adam Janovic. The General Partners share dispositive power over the shares with Ingalls & Snyder LLC. The General partners hold voting authority over the shares. Messrs. Boucher, Gipson, and Janovic each disclaim beneficial ownership of the shares held by ISVP, except to the extent of his pecuniary interest in such shares. The address of Ingalls & Snyder Value Partners, L.P. is c/o Ingalls & Snyder LLC, 1325 avenue of the Americas, New York, NY 10019.

PLAN OF DISTRIBUTION

The selling stockholders, including their pledgees, donees, transferees, distributees, beneficiaries or other successors in interest, may from time to time offer some or all of the shares of common stock covered by this prospectus. We will not receive any of the proceeds from the sale of the shares of common stock covered by this prospectus by the selling stockholders. We will bear all fees and expenses incident to our obligation to register the shares of our common stock covered by this prospectus.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at privately negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an over-the-counter distribution;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the effective date of the registration statement of which this prospectus is a part;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with a selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they defaults in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of the selling stockholder(s) to include the pledgee, transferee, or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of shares of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out its short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Broker-dealers engaged by a selling stockholder may arrange for other broker-dealers to participate in sales. If the selling stockholders effect certain transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with applicable FINRA rules; and in the case of a principal transaction a markup or markdown in compliance with applicable FINRA rules.

The aggregate proceeds to a selling stockholder from the sale of the common stock offered by it will be the purchase price of the common stock less discounts or commissions, if any. Each selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of their shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and conforms to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. The selling stockholders are subject to the prospectus delivery requirements of the Securities Act.

To the extent required pursuant to Rule 424(b) under the Securities Act, the shares of our common stock to be sold, the name of the selling stockholder, the purchase price and public offering price, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling stockholders and any other person participating in a sale of the common stock registered under this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Securities Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed with the selling stockholders to keep the registration statement, of which this prospectus constitutes a part, effective until the earlier of (a) such time as all of the shares registered hereunder shall have been resold or (b) such time as all of the shares registered hereunder may be resold without restrictions pursuant to Rule 144 under the Securities Act.

LEGAL MATTERS

The validity of the securities that may be offered hereby will be passed upon for us by Goodwin Procter LLP.

EXPERTS

The consolidated financial statements of Agenus Inc., as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report on the effectiveness of internal control over financial reporting as of December 31, 2014 contains an explanatory paragraph that states Agenus Inc. acquired 4-Antibody AG during 2014, and management excluded from its assessment of the effectiveness of Agenus Inc. and subsidiaries’ internal control over financial reporting as of December 31, 2014 4-Antibody AG’s internal control over financial reporting associated with total assets of approximately $4.2 million and revenue of $1.5 million that was included in Agenus Inc.’s consolidated financial statements as of and for the year ended December 31, 2014. The audit of internal control over financial reporting of Agenus Inc. and subsidiaries also excluded an evaluation of the internal control over financial reporting of 4-Antibody AG.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act, and files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the Public Reference Room of the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, we file many of our documents electronically with the SEC, and you may access those documents over the Internet. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov. Documents we have filed with the SEC are also available on our website through the investor link at www.agenusbio.com. The contents of our website are not part of, or incorporated into, this prospectus. In addition, we regularly use our website to post information regarding our business, product development programs and governance that may be important to investors, and we encourage investors to use our website, particularly the information in the sections entitled “Financial” and “News,” as sources of information about us.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information we file with the SEC. This helps us disclose certain important information to you by referring you to the documents we file. The information we incorporate by reference is an important part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. We incorporate by reference each of the documents listed below (File No. 000-29089).

•	our Annual Report on Form 10-K for the year ended December 31, 2014;

•	our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2015, June 30, 2015 and March 31, 2015;

•	our Current Reports on Form 8-K filed on January 4, 2016, December 23, 2015, November 5, 2015, September 9, 2015 (as amended by our Current Report on Form 8-K/A filed on September 11, 2015), July 24, 2015, July 20, 2015, June 30, 2015, June 17, 2015, June 3, 2015, June 1, 2015, May 27, 2015, May 21, 2015, May 14, 2015, April 28, 2015, April 24, 2015, April 8, 2015, February 26, 2015, February 19, 2015 and January 9, 2015 (except, with respect to each of the foregoing, for portions of such reports which were deemed to be furnished and not filed);

•	our Proxy Statement on Schedule 14A filed on April 30, 2015; and

•	the description of our common stock contained in our registration statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on January 24, 2000, including any amendment or reports filed for the purpose of updating such descriptions.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.

Requests for such documents should be directed to:

Agenus Inc.

3 Forbes Road

Lexington, MA 02421

Attention: Legal Department

Telephone: (781) 674-4400

                    , 2016

PROSPECTUS

300,000 Shares of Common Stock

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses in connection with the registration of the securities offered hereby. Agenus Inc. will bear all of these expenses. All amounts are estimated except for the SEC registration fee:

Item	Amount
SEC registration fee	$140.03
Legal fees and expenses	15,000.00	*
Accounting fees and expenses	8,500.00	*
Printing and related expenses	5,500.00	*
Miscellaneous	1,000.00	*

Total	$30,140.03	*

*	Estimated

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law permits, in general, a Delaware corporation to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or served another business enterprise in any capacity at the request of the corporation, against liability incurred in connection with such proceeding, including the expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, additionally had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation’s power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit, provided that no indemnification shall be provided in such actions in the event of any adjudication of negligence or misconduct in the performance of such person’s duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply. Section 145 of the Delaware General Corporation Law also permits, in general, a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against liability incurred by such person in such capacity, whether or not the corporation would have the power to indemnify such person against such liability.

We have entered into indemnification agreements with each of our directors and certain executive officers and have obtained insurance covering our directors and officers against losses and insuring us against certain of our obligations to indemnify our directors and officers.

Our Fifth Amended and Restated By-Laws provide that we shall indemnify each of our directors and officers, to the maximum extent permitted from time to time by law, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by reason of the fact that he or she is a director or officer.

This right of indemnification conferred in our Fifth Amended and Restated By-Laws is not exclusive of any other right.

In addition, as permitted by Section 102 of the Delaware General Corporation Law, our Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of their fiduciary duty as directors except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

These indemnification provisions may be sufficiently broad to permit indemnification of our directors and officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 16. Exhibits

4.1	Form of Common Stock Certificate. Filed as Exhibit 4.1 to our Current Report on Form 8-K (File No. 000-29089) filed on January 6, 2011 and incorporated herein by reference.

4.2

Revenue Interest Assignment and Termination Agreement, by and among Agenus Inc., Antigenics LLC, Ingalls & Snyder Value Partners, L.P. and Arthur Koenig, dated September 4, 2015. Filed as Exhibit 4.3 to our Current Report on Form 8-K/A (File No. 000-29089) filed on September 11, 2015 and incorporated herein by reference.

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP, an independent registered public accounting firm.

24.1	Power of Attorney (included in the signature page to this Registration Statement).

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the last quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, Commonwealth of Massachusetts, on this 6th day of January, 2016.

AGENUS INC.

By:	/s/ Garo H. Armen
Garo H. Armen Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Garo H. Armen, Karen H. Valentine, C. Evan Ballantyne, and Christine M. Klaskin, jointly and severally, his or her true and lawful attorneys-in-fact and agents with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all supplements amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the dates indicated by the following persons in the capacities indicated.

SIGNATURE	TITLE	DATE

/s/ Garo H. Armen Garo H. Armen	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	January 6, 2016

/s/ C. Evan Ballantyne C. Evan Ballantyne	Chief Financial Officer (Principal Financial Officer)	January 6, 2016

/s/ Christine M. Klaskin Christine M. Klaskin	Vice President, Finance (Principal Accounting Officer)	January 6, 2016

/s/ Brian Corvese Brian Corvese	Director	January 6, 2016

/s/ Wadih Jordan Wadih Jordan	Director	January 6, 2016

/s/ Shahzad Malik Shahzad Malik	Director	January 6, 2016

/s/ Shalini Sharp Shalini Sharp	Director	January 6, 2016

/s/ Timothy R. Wright Timothy R. Wright	Director	January 6, 2016

INDEX TO EXHIBITS

4.1	Form of Common Stock Certificate. Filed as Exhibit 4.1 to our Current Report on Form 8-K (File No. 000-29089) filed on January 6, 2011 and incorporated herein by reference.

4.2	Revenue Interest Assignment and Termination Agreement, by and among Agenus Inc., Antigenics LLC, Ingalls & Snyder Value Partners, L.P. and Arthur Koenig, dated September 4, 2015. Filed as Exhibit 4.3 to our Current Report on Form 8-K/A (File No. 000-29089) filed on September 11, 2015 and incorporated herein by reference.

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP, an independent registered public accounting firm.

24.1	Power of Attorney (included in the signature page to this Registration Statement).